Exhibit 4.7
EXECUTION COPY
This GUARANTY is subject to the terms and provisions of the INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of July 9, 2004 (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time, the “Intercreditor Agreement”), among Citicorp USA, Inc., as administrative agent for the Multi-Currency Lenders and Issuing Lenders, Citicorp USA, Inc., as administrative agent for the Term Loan Lenders, Citicorp USA, Inc., as collateral agent for the Secured Parties, Revlon, Inc., Revlon Consumer Products Corporation and each other Guarantor.
Guaranty
          Guaranty, dated as of July 9, 2004, by Revlon, Inc. (the “Parent”), Revlon Consumer Products Corporation (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 23 (Additional Guarantors) hereof (each a “Subsidiary Guarantor” and, together with the Parent and the Company, collectively, the “Guarantors” and individually a “Guarantor”), in favor of Citicorp USA, Inc. (“Citicorp”), as the collateral agent for the Secured Parties (the “Collateral Agent”, and together with the other Secured Parties each a “Guarantied Party” and, collectively, the “Guarantied Parties”).
Witnesseth:
          Whereas, pursuant to the Credit Agreement dated as of July 9, 2004 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among the Company, certain of its subsidiaries, as Local Borrowing Subsidiaries, the Lenders and Issuing Lenders party thereto and Citicorp, as administrative agent for the Multi-Currency Lenders and Issuing Lenders, Citicorp, as administrative agent for the Term Loan Lenders, and the Collateral Agent, the Lenders and the Issuing Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          Whereas, the Parent is the sole shareholder of the Company and each Subsidiary Guarantor is a direct or indirect Subsidiary of the Company;
          Whereas, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement; and
          Whereas, a condition precedent to the obligation of the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement is that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties;
          Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Guaranty
          Section 1 Guaranty
          (a) To induce the Lenders to make the Loans and the Issuing Lenders to issue Letters of Credit:
               (i) Each Guarantor, other than the Company, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the (x) Payment Obligations and (y) Designated Eligible Obligations, in each case, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Obligor, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
               (ii) The Company, as a Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the (x) Payment Obligations owed by any Borrower (other than the Company) and (y) Designated Eligible Obligations, in each case, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Obligor, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
          For purposes of this Guaranty, (a) the term “Obligations” shall mean (i) in the case of the Company, the Payment Obligations owed by any Borrower (other than the Company) and the Designated Eligible Obligations and (ii) in the case of each other Guarantor, the Payment Obligations and the Designated Eligible Obligations (other than any Designated Eligible Obligations of such Guarantor), and (b) the term “Obligor” shall mean (i) in the case of Payment Obligations, the Borrowers and (ii) in the case of any Designated Eligible Obligations, the Company or any Subsidiary of the Company that is obligated thereunder. “Pay in full,” “paid in full” or “payment in full” shall mean, with respect to the Obligations, the payment in full in cash of the principal of, accrued (but unpaid) interest and premium, if any, on all such Obligations and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms thereof, in each case, after or concurrently with termination of all Commitments thereunder and payment in full in cash of any other Obligations that are due and payable at or prior to the time such principal and interest are paid.
          (b) Each Guarantor further agrees that, if (i) any payment made by any Obligor that is applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or

Guaranty
repaid, or (ii) the proceeds of Collateral that are applied to the Obligations are required to be returned by any Guarantied Party to such Obligor, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such amount required to be refunded, repaid or returned, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment or proceeds had never been made or received. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).
          Section 2 Limitation of Guaranty
          Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to any Obligor to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Company of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
          Section 3 Contribution
          To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Obligors in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement is sought hereunder), then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.

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          Section 4 Authorization; Other Agreements
          The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
          (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Obligors and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon (it being understood that no such supplement, renewal, extension, acceleration, change, modification or amendment relating to the Obligations, or such agreement, document or instrument, shall be effective, except in accordance with the terms thereof);
          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Obligors and delivered to the Guarantied Parties or any of them;
          (c) accept partial payments on the Obligations;
          (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
          (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
          (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with any Obligor or any other guarantor, maker or endorser;
          (g) apply to the Obligations any payment or recovery (x) from any Obligor, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
          (h) apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
          (i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior

Guaranty
cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
          Section 5 Guaranty Absolute and Unconditional
          Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
          (a) the invalidity or unenforceability of any Obligor’s obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;
          (b) the absence of any attempt to collect the Obligations or any part of them from the Obligors or other action to enforce the same;
          (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;
          (d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;
          (e) any borrowing or grant of a Lien by any Obligor, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
          (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations;
          (g) any use of cash collateral under Section 363 of the Bankruptcy Code;
          (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
          (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;
          (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Obligor, any Guarantor or any of the Company’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

Guaranty
          (k) failure by any Guarantied Party to file or enforce a claim against any Obligor or its estate in any bankruptcy or insolvency case or proceeding;
          (l) any action taken by any Guarantied Party if such action is authorized hereby;
          (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property; or
          (n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
          Section 6 Waivers
          Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Obligor. Each Guarantor shall not, until the Obligations are paid in full, assert any claim or counterclaim it may have against any Obligor or set off any of its obligations to such Obligor against any obligations of such Obligor to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by payment in full of the Obligations. Without limiting any of the foregoing, each Guarantied Party agrees that prompt notice, to the extent required under any Loan Document, shall be given to the relevant Guarantor; provided, however, that failure to provide such notice shall not have any effect on any of the rights and remedies of the Guarantied Parties, or the duties and obligations of the Guarantors, hereunder.
          Section 7 Reliance
          Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.
          Section 8 Waiver of Subrogation and Contribution Rights
          Until the Obligations have been paid in full, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against any Obligor or any right of reimbursement or contribution or similar right

Guaranty
against any Obligor by reason of this Agreement or by any payment made by any Guarantor in respect of the Obligations.
          Section 9 Subordination
          Each Guarantor hereby agrees that any Indebtedness of any Obligor now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations to the extent set forth in this Section 9. From and after the receipt by the Collateral Agent of a Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing or the Credit Agreement. From and after the receipt by the Collateral Agent of a Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, each Obligor shall pay to the Collateral Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Collateral Agent shall be applied to payment of the Obligations as provided in the Intercreditor Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Collateral Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against any Obligor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Collateral Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Collateral Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights (other than in its capacity as a debtor or a debtor in possession) in connection with any bankruptcy proceeding or any plan for the reorganization of any Obligor.
          Section 10 Default; Remedies
          The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default or upon any default by any Obligor as provided in any other instrument or document evidencing all or any part of the Obligations, the Collateral Agent may, at its sole election (subject to the Intercreditor Agreement), proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against such Obligor or any other guarantor of the Obligations, or against any

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Collateral under the Loan Documents or joining such Obligor or any other guarantor in any proceeding against any Guarantor.
          Section 11 Irrevocability; Termination
          This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably paid in full, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Collateral Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty. At the request and sole expense of the Company, to the extent any Guarantor is released under Section 7.11(b) of the Pledge and Security Agreement, such Guarantor shall be released from its obligations hereunder.
          Section 12 Setoff
          Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and acceleration of the Payment Obligations, each Guarantied Party and each Affiliate of a Guarantied Party may, regardless of the acceptance of any security or collateral for the payment hereof, setoff and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate. Each Guarantied Party agrees that prompt notice of any such setoff will be given to the relevant Guarantor; provided, however, that failure to provide such notice shall not have any effect on the rights and remedies of the Guarantied Parties, or the duties and obligations of the Guarantors, hereunder or the validity of such setoff.
          Section 13 No Marshalling
          Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.
          Section 14 Enforcement; Amendments; Waivers
          No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the Administrative Agents and the Collateral Agent (in accordance with Section 14.1 of the Credit Agreement). Failure by any Guarantied Party at any time hereafter to require strict performance by any Obligor, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to

Guaranty
demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to such Obligor or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by any Obligor to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
          Section 15 Successors and Assigns
          This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Obligors and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Obligors shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
          Section 16 Representations and Warranties; Covenants
          Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Company in Article VIII (Representations and Warranties) of the Credit Agreement are true and correct on each date as and to the extent required by Section 9.2(b) (Conditions to Each Extension of Credit) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.
          Section 17 Governing Law
          This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 18 Submission to Jurisdiction; Service of Process
          (a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the

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United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Company at the Company’s address specified in Section 14.2 (Notices) of the Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Collateral Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.
          (d) The obligations of each Guarantor in respect of any Obligation due to any party hereto in Dollars (including, without limitation, by virtue of any conversion of a Local Loan or Acceptance from a Denomination Currency into Dollars pursuant to the provisions of Section 6.4 of the Credit Agreement) or any holder of any bond which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to such Guarantor, such excess.
          Section 19 Certain Terms
          The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
          Section 20 Waiver of Jury Trial
          Each of the Collateral Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any other Loan Document.
          Section 21 Notices
     Any notice or other communication herein required or permitted shall be given as provided in Section 14.2 (Notices) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Company.
          Section 22 Severability

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          Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
          Section 23 Additional Guarantors
          Each of the Guarantors agrees that, if, pursuant to Section 10.10 (Additional Guaranties) of the Credit Agreement, the Company shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Company desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.
          Section 24 Collateral
          Pursuant to the terms of the Intercreditor Agreement, each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Security Documents executed by it in favor of the Collateral Agent, for the benefit of the Secured Parties.
          Section 25 Payment of Expenses
          Each Guarantor agrees to pay or reimburse the Collateral Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses as required by Section 14.5 of the Credit Agreement.
          Section 26 Waiver of Consequential Damages
          Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any other Loan Document.
          Section 27 Entire Agreement
          This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
[Signature Pages Follow]

          In witness whereof, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

Revlon, Inc., as Parent and as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Revlon Consumer Producrs Corporation, as Company and as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Subsidiary Guarantors: Almay, Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Charles of the Ritz Group Ltd., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Charles Revson Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[Signature Page to Guaranty]

Cosmetics & More Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

North America Revsale Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

PPI Two Corporation, as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Revlon Consumer Corp., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Revlon Development Corp., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Revlon Government Sales, Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[Signature Page to Guaranty]

Revlon International Corporation, as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Revlon Products Corp., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

Revlon Real Estate Corporation, as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

RIROS Corporation, as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

RIROS Group Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

RIT Inc., as a Guarantor
By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Assistant Secretary

[Signature Page to Guaranty]

Acknowledged and Agreed
as of the date first above written:

Citicorp USA, Inc.,
as Collateral Agent

By: Name:	/s/ James J. McCarthy James J. McCarthy
Title:	Vice President/Director
[Signature Page to Guaranty]

Exhibit A
to
Guaranty
Form of Guaranty Supplement
          The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of July 9, 2004 (the “Guaranty”), among Revlon Consumer Products Corporation, Revlon, Inc. and certain of its Subsidiaries listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Collateral Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.
          In witness whereof, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of                      ___,                     .

[Name of Subsidiary Guarantor]
By:
Name:
Title:

Acknowledged and Agreed
as of the date first above written:

Citicorp USA, Inc.,
as Collateral Agent

By:
Name:
Title: